UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported)	January 4, 2007

THE CHILDREN'S PLACE RETAIL STORES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	0-23071 (Commission File Number)	31-1241495 (IRS Employer ID Number)

915 Secaucus Road, Secaucus, New Jersey	07094
(Address of principal executive offices)	(Zip Code)

Registrant's Telephone Number, including area code:	(201) 558-2400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On January 4, 2007, The Children's Place Retail Stores, Inc. (the “Company”) issued a press release containing the Company’s sales results for the five-week period ended December 30, 2006.

In addition, in its press release, the Company stated that, as previously announced, an investigation into the Company's stock option granting practices is being conducted by a Special Committee of the Board of Directors with the assistance of outside counsel. The Board is committed to completing the investigation and resolving any issues regarding the Company’s stock option practices as quickly and diligently as possible and currently anticipates making an announcement about the results of the investigation before the end of January.

A copy of the Company’s press release is included as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired: Not applicable

(b) Pro Forma Financial Information: Not applicable

(c) Exhibits:

99.1  Press Release dated January 4, 2007.

SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CHILDREN'S PLACE RETAIL STORES, INC.

By:	/s/ Susan Riley
Name:	Susan Riley, Senior Vice President,
Chief Financial Officer

Dated: January 4, 2007